                                                                   Exhibit 10.54


                              TRAVELBYUS.COM LTD.

                                      AND

                            EXPRESS VACATIONS INC.

                              PURCHASE OF ASSETS

                                      OF

                                JOHN M. ELLIOTT

                                CHARLES FARRELL

                                  PETER ADAM

                                   GENE KOCH


                        ______________________________

                           ASSET PURCHASE AGREEMENT

                        ______________________________

                               December 7, 1999

THIS AGREEMENT is made as of the 7/th/ day of December, 1999.

A M O N G:

                  TRAVELBYUS.COM LTD. a corporation incorporated under the laws of the Province of Ontario

                  ("Travelbyus")

                                                      OF THE FIRST PART
                                    - AND -

                  EXPRESS VACATIONS INC., a corporation incorporated under the laws of the State of Delaware

                  ("the Purchaser")
                                                      OF THE SECOND PART


                                    - AND -

                  JOHN M. ELLIOTT, of the State of California, CHARLES FARRELL, of the State of California, PETER ADAM, of the Province of British Columbia and GENE KOCH, of the State of California, carrying on business as E & F Associates, a Partnership duly constituted pursuant to the laws of the State of California

                  (collectively, the "Vendors")

                                                      OF THE THIRD PART


WHEREAS the Vendors are the owners of a co-operative marketing program (the "Program") pursuant to which they are the subscribers of record of the toll-free numbers 1-800-487-2835 and 1-800-287-2835 (collectively, the "Numbers") and pursuant to which they are the owners of service marks in connection with the Numbers, registered in the United States Patent and Trademark Office;

AND WHEREAS the Vendors have previously sold to Leisure Canada Inc., the rights to the toll-free number 1-800-487-2835 for use in Canada only;

AND WHEREAS the Numbers may be transferred to any long distance carrier selected from time to time by the subscriber of record of the Numbers;

AND WHEREAS the concept of the Program entails that fees be paid by members for co-operative advertising and in order to participate in the Program's referral process pursuant to which callers of the Numbers will be identified and classified by their respective zip codes and pursuant to which such callers will then be referred to member authorized and accredited travel agencies in the applicable zip code area;

AND WHEREAS the Vendors are also the owners of other 800 numbers relating to the travel industry (the "Maintained Numbers") and the Maintained Numbers are not a part of this Agreement and are not being sold to the Purchaser pursuant to this Agreement;

AND WHEREAS the Vendors and Travelbyus executed and delivered an agreement dated as of May 5, 1999 (the "LOI") with respect to the sale by the Vendors to Travelbyus of the Program, the right to be the subscriber of record of the Numbers and all intellectual property in connection therewith and Travelbyus has assigned the rights, benefits and obligations under the LOI (save and except for the issuance of common shares in the capital of Travelbyus) to the Purchaser and therefore Travelbyus, the Vendor and the Purchaser are desirous of entering into this Agreement, all on and subject to the terms and conditions herein contained;

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the respective covenants, agreements, representations, warranties and indemnities of the parties herein contained and for other good and valuable consideration (the receipt and sufficiency of which are acknowledged by each party), the parties hereto hereby covenant and agree as follows:

                          ARTICLE 1 - INTERPRETATION

1.1  Defined Terms

For the purposes of this Agreement, unless the context otherwise requires, the following terms shall have the meanings set out below and grammatical variations of such terms shall have corresponding meanings:

     "Assets" means the Program, the right to be the subscriber of record of the Numbers, all associated Intellectual Property, all contracts, licences, books and records relating thereto, including without limitation, customer lists, sales records, sales literature, advertising and related material and correspondence files (together with media on which the same is stored, in the case of any information that is stored electronically) and all goodwill;

     "Business Day" means any day, other than a Saturday or a Sunday, on which the principal chartered banks located in Toronto, Canada are open for business during normal banking hours;

         "Call Volume Requirement Date" means the date from and after which the volume for the Numbers, on a combined basis, exceeds 4,000,000 calls during any 24 month period;

         "Claim" means any claim, demand, action, suit, litigation, arbitration, investigation, proceeding, cause of action, damage, loss, cost, liability or expense including without limitation, reasonable professional fees and all costs incurred in investigating or pursuing any of the foregoing or any proceeding relating to the foregoing.

         "Closing" means the consummation of the purchase and sale of the Assets as contemplated by this Agreement;

         "Closing Date" means December 7, 1999 or such other date as the Vendors, the Purchaser and Travelbyus may mutually determine;

         "Competitive Business" has the meaning ascribed thereto in section
         10.4;

         "Contract" means any agreement, indenture, contract, lease, deed of trust, licence, option, instrument or other commitment, whether written or oral;

         "Direct Claim" has the meaning set out in section 13.3;

         "Encumbrance" means any encumbrance, lien, charge, hypothec, pledge, mortgage, title retention agreement, security interest of any nature, adverse claim, exception, reservation, easement, right of occupation, any matter capable of registration against title, option, right of pre-emption, privilege or any Contract to create any of the foregoing;

         "Governmental Authority" means any government, regulatory authority, governmental department, agency, commission, board, tribunal, crown corporation or court or other law, rule or regulation-making entity having or purporting to have jurisdiction on behalf of any nation or province or state or other subdivision thereof or any municipality, district or other subdivision thereof;

         "Indemnified Party" has the meaning set out in section 13.3;

         "Indemnifying Party" has the meaning set out in section 13.3;

         "Intellectual Property" means all trade or brand names, business names, trade marks, trade mark registrations and applications, service marks, service mark registrations and applications, copyrights, copyright registrations and applications, patents, internet domain names and registrations, patent registrations and applications and other patent rights (including any patents issued on such applications or rights), trade secrets, proprietary manufacturing information and know-how, equipment and parts lists and descriptions, instruction manuals, inventions, inventors' notes, research data, unpatented blue prints, drawings and designs, formulae, processes, technology and other intellectual property, together with all rights under licences, registered user agreements, technology transfer agreements and other agreements or instruments relating to any of the foregoing;

         "Licences" means all licences, permits, approvals, consents, certificates, registrations and authorizations (whether governmental, regulatory or otherwise;

         "LOI" has the meaning ascribed thereto in the preambles of this Agreement;

         "Losses" means, in respect of any matter, all claims, demands, proceedings, losses, damages, liabilities, deficiencies, costs and expenses (including without limitation, all legal and other professional fees and disbursements, interest, penalties and amounts paid in settlement) arising directly or indirectly as a consequence of such matter;

         "Maintained Numbers" has the meaning ascribed thereto in the preambles to this Agreement;

         "Numbers" has the meaning ascribed thereto in the preambles to this Agreement;

         "Parties" means collectively, the Vendors, Travelbyus and the Purchaser and "Party" means any one of them, subject at all times to the provisions of Article 8;

         "Performance Criteria" means that; (i)the Purchaser has generated a minimum of 50,000 consumer calls to the Numbers in the first 12 months after the date of this Agreement, a minimum of an additional 60,000 consumer calls in the first quarter following the 12 month anniversary of the date of this Agreement and a minimum of an additional 70,000 consumer calls to the Numbers in the second quarter following the 12 month anniversary of the date of this Agreement; or (ii) that the average trading price of the common shares in the capital of Travelbyus on the TSE or NASDQ (if applicable) during November, 2000 has been a minimum of US$4.00 per share, failing which, at the option of the Purchaser and subject to requisite regulatory approval, including without limitation, the approval of the TSE, Travelbyus may, on or before December 31, 2000, issue to the Vendors pro-rata, an additional number of common shares in the capital of Travelbyus at the then current trading price such that the then current value of all shares issued by Travelbyus to the Vendors shall have an approximate value of US$1,400,000;

         "Program" has the meaning ascribed thereto in the preambles to this Agreement;

         "Purchaser" has the meaning ascribed thereto in the preambles to this Agreement;

         "Royalty" has the meaning ascribed thereto in section 8.1;

     "Royalty Opportunity Period Date" means the date from and after which the volume for the Numbers, on a combined basis, exceeds 250,000 calls for the preceding 12 month period;

     "Royalty Period" means the period of 48 months during which the Purchaser must pay the Royalty, which period must occur within 10 years of the Royalty Opportunity Date and which shall be selected by the Vendors, in care of the Vendors' Agent, pursuant to the provisions of section 8.2;

     "Royalty Period Notice" has the meaning ascribed thereto in section 8.2;

     "Telephone Bill" has the meaning ascribed thereto in section 8.5;

     "Third Party" has the meaning set out in section 13.3;

     "Third Party Claim" has the meaning set out in section 13.3;

     "Time of Closing" means 10:00 a.m. (Toronto time) on the Closing Date, or such other time on the Closing Date as the Parties may mutually determine;

     "Transaction" means the purchase and sale and continuing royalty obligation pursuant to the terms and conditions of this Agreement;

     "Travelbyus" means Travelbyus.com Ltd.;

     "Travelbyus Notice" has the meaning ascribed thereto in section 8.6;

     "Travelbyus Shares" has the meaning ascribed thereto in section 2.1(a);

     "TSE" means The Toronto Stock Exchange;

     "Vendors" has the meaning ascribed thereto in the preambles to this Agreement;

     "Vendors' Agent" means John M. Elliott; and

     "Warrants" means warrants to purchase 50,000 common shares in the capital of Travelbyus at an exercise price of US$1.00 per share, expiring on December 7, 2002; provided that the Warrants may not be exercised unless and until the Purchaser has satisfied the Performance Criteria.

1.2  Currency

Unless otherwise indicated, all dollar amounts in this Agreement are expressed in United States funds.

1.3  Sections and Headings

The division of this Agreement into Articles, sections and subsections and the insertion of headings are for convenience of reference only and shall not affect the interpretation of this Agreement. Unless otherwise indicated, any reference in this Agreement to an Article, section, subsection or Schedule refers to the specified Article, section or subsection of or Schedule to this Agreement.

1.4  Number, Gender and Persons

In this Agreement, words importing the singular number only shall include the plural and vice versa, words importing gender and words importing persons shall include individuals, corporations, partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind whatsoever.

1.5  Entire Agreement

This Agreement together with the documents contemplated herein constitute the entire agreement between the Parties with respect to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether written or oral including for greater certainty and without limitation, the LOI. There are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, collateral, statutory or otherwise, relating to the subject matter hereof except as herein provided.

1.6  Time of Essence

Time shall be the essence of this Agreement.

1.7  Applicable Law

This Agreement shall be construed, interpreted and enforced in accordance with, and the respective rights and obligations of the Parties shall be governed by, the laws of the State of California, County of Orange and each Party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts located in the State of California, County of Orange and all courts competent to hear appeals therefrom.

1.8  Successors and Assigns

This Agreement shall enure to the benefit of and shall be binding on and enforceable by the Parties and, where the context so permits, their respective successors and permitted assigns. No Party may assign any of its rights or obligations hereunder without the prior written consent of the other Parties.

1.9  Amendments and Waivers

No amendment or waiver of any provision of this Agreement shall be binding on any Party unless consented to in writing by such Party. No waiver of any provision of this Agreement shall constitute a waiver of any other provision nor shall any waiver constitute a continuing waiver unless otherwise provided.

1.10 Statement of Fact

The Parties hereto acknowledge and agree that the preambles to this Agreement are statements of fact.

                         ARTICLE 2 - PURCHASE AND SALE

2.1  Purchase and Sale of Assets
     ---------------------------

Subject to the terms and conditions of this Agreement the Vendors shall convey, sell, assign and transfer to the Purchaser and the Purchaser shall purchase from the Vendors, effective as of the Time of Closing on the Closing Date, the Assets, free and clear of any and all Encumbrances in exchange for 350,000 common shares in the capital of Travelbyus (the "Travelbyus Shares") and the Warrants.

2.2  Excluded Assets

For greater certainty and without limitation, the Assets shall not include any of the liabilities of the Vendors in connection therewith, save and except as provided in Schedule 2.2 attached hereto and forming a part hereof.

                             ARTICLE 3 - PURCHASE

3.1  Payment of Purchase Price

At the Time of Closing, the Purchaser shall deliver the certificates representing the Travelbyus Shares and the Warrants to the Vendors as set out in
Schedule 3.1 or as the Vendors may in writing direct.

3.2  Transfer Taxes

The Purchaser shall be liable for and shall pay all federal and state sales taxes (including any retail sales taxes) and all other taxes, duties, fees or other like charges of any jurisdiction properly payable in connection with the transfer of the Assets by the Vendors to the Purchaser, but not in connection with the payment of the Royalty.

              ARTICLE 4 - CLOSING DATE AND TRANSFER OF POSSESSION

4.1  Closing Date and Place of Closing

Closing shall occur on the Closing Date at the offices of Cassels Brock & Blackwell, Suite 2100, 40 King Street West, Toronto, Ontario, M5H 3C2 or at such other place as the Parties may agree upon as the place of Closing.

4.2  Further Assurances

From time to time subsequent to Closing each of the Parties shall at all times, promptly execute and deliver all such documents, including without limitation, all such additional conveyances, transfers, consents and other assurances and shall do all such other acts and things as the other Party, acting reasonably, may from time to time request be executed or done in order to better evidence, perfect or effectuate any provision of this Agreement or of any agreement or other document executed pursuant to this Agreement or any of the respective obligations intended to be created hereby or thereby.

           ARTICLE 5 - REPRESENTATIONS AND WARRANTIES OF THE VENDORS

5.1  Representations and Warranties of the Vendors

The Vendors jointly and severally represent and warrant to Travelbyus and the Purchaser as follows, and acknowledge that Travelbyus and the Purchaser are relying on such representations and warranties in connection with the purchase of the Assets:

(a) Authorization. This Agreement has been duly authorized, executed and delivered by each of the Vendors and is a legal, valid and binding obligation of each of the Vendors, enforceable against each of the Vendors in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction.

(b) No Other Agreements to Purchase. No person other than Travelbyus or the Purchaser has any written or oral agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase or acquisition of any of the Assets.

(c) No Violation. The execution and delivery of this Agreement by each of the Vendors and the consummation of the Trnasaction for will not result in:

(i) the breach or violation of any of the provisions of, or constitute a default under, or conflict with or cause the acceleration of any obligation of any of the Vendors under:

     (A) any Contract to which any of the Vendors is a party or by which any of the Vendors is or their respective properties or assets are bound;

     (B) any judgment, decree, order or award of any court, governmental body or arbitration body having jurisdiction over any of the Vendors; or

     (C) any applicable law, statute, ordinance, regulation or rule applicable to any of the Vendors or any of the Assets; or

(ii) the creation or imposition of any Encumbrance against any of the Assets.

(d) Acts of Bankruptcy. None of the Vendors is insolvent, has proposed a compromise or arrangement to its respective creditors generally, has taken any proceeding with respect to a compromise or arrangement, has taken any proceeding to have itself declared bankrupt or wound-up, has taken any proceeding to have a receiver appointed of any part of its assets and at present, no encumbrancer or receiver has taken possession of any of its respective property and no execution or distress is enforceable or levied upon any of its respective property and no petition for a receiving order in bankruptcy is filed against it.

(e) Title to Personal Property. The Assets are owned beneficially and, where appropriate, of record by the Vendors, with good and marketable title thereto, free and clear of any and all Encumbrances. No person has any written or oral agreement, option, understanding or commitment or any right or privilege capable of becoming an agreement, for the purchase from the Vendors of any of the Assets and there has been no assignment, subletting or granting of any licence (of occupation or otherwise) of or in respect of any of the Assets.

(f) Intellectual Property. Schedule 5.1(f) sets out all registered or pending or unregistered Intellectual Property (including particulars of registration or application for registration) and all licences, registered user agreements and other Contracts that comprise or relate to the Intellectual Property forming part of the Program. The Intellectual Property comprises all registered and unregistered, trade or brand names, business names, trade marks, service marks, copyrights, patents, trade secrets, know-how, inventions, designs and other industrial or intellectual property necessary to conduct the Program. The Vendors are the beneficial and, where applicable, the registered owners of the Intellectual Property, free and clear of any and all Encumbrances, and none of the Vendors is a party to or bound by any Contract or any other obligation whatsoever that limits or impairs its ability to sell, transfer, assign or convey, or that otherwise affects, the Intellectual Property. No Person has been granted any interest in or right to use all or any portion of the Intellectual Property. To the best of the Vendors' knowledge, the conduct of the Program does not infringe upon the industrial or intellectual property rights, domestic or foreign, of any other Person, nor have any of the Vendors received any notice that the Program, including the use of the Intellectual Property, infringes upon or breaches any industrial or intellectual property rights of any other Person, and none of the Vendors, after due inquiry, has knowledge of any infringement or violation of any of their respective rights in the Intellectual Property. None of the Vendors is aware of any state of facts that casts doubt on the validity of enforceability of any of the Intellectual Property. Notwithstanding the foregoing, it is understood and agreed that the Vendors make no representation and warranty with respect to the outcome of any legal action in which the service marks forming part of the Intellectual Property are tested.

(g) Agreements and Commitments. Except as described in Schedule 5.1(g), none of the Vendors is a party to or bound by any Contract relating to the Program. There is no oral agreement or Contract relating to the Assets which has not been disclosed in writing to Travelbyus and the Purchaser. The Vendors have performed all of the obligations required to be performed by them and the Vendors are entitled to all benefits under, and the Vendors are not in default or alleged to be in default in respect of, any Contract relating to the Assets. All such Contracts are in good standing and in full force and effect, and no event, condition or occurrence exists that, after notice or lapse of time or both, would constitute a default under any of the foregoing, except as set forth on
Schedule 5.1(g). The Vendors have made available to Travelbyus and the Purchaser a true and complete copy of each Contract listed or described in Schedule 5.1(g) and all amendments, variations, extensions and modifications thereto. There is no requirement under any Contract to give any notice to, or to obtain the consent or approval of, any party to such Contract relating to the consummation of the Transaction, except for the notifications, consents and approvals described in Schedule 5.1(g).

(h) Compliance with Laws; Governmental Authorization. The Vendors, to the best of their knowledge, have complied in all material respects with all laws, statutes, ordinances, regulations, rules, judgments, decrees or orders applicable to the Assets.

(i) Regulatory Consents and Approvals. There is no requirement to make any filing with, give any notice to or to obtain any Licence, from any governmental or regulatory agency or authority as a condition to the lawful consummation of the Transaction, except for the filings, notifications, licences, permits, certificates, registrations, consents and approvals that relate solely to the identity of the Purchaser or the nature of any business carried on by the Purchaser.

(j) Litigation. There are no actions, claims, suits or proceedings (whether or not purportedly on behalf of any of the Vendors) pending or, to the knowledge of the Vendors, threatened against or affecting the Vendors, at law or in equity or before or by any federal, state, municipal or other governmental department, court, commission, board, bureau, agency or instrumentality, domestic or foreign, or before or by an arbitrator or arbitration board, the resolution of which is expected to have a material adverse effect on the Assets. None of the Vendors is aware of any grounds on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success.

(k) Full Disclosure. Neither this Agreement nor any document to be delivered by the Vendors nor any certificate, report, statement or other document furnished by the Vendors in connection with the negotiation of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. There has been no event, transaction or information that has come to the attention of the

Vendors that has not been disclosed to Travelbyus and the Purchaser in writing and that could reasonably be expected to have a material adverse effect on the Assets.

(l) Legal Representation. The Vendors have read and understand the provisions of this Agreement and the Transaction and have either consulted with independent legal counsel or have waived their rights to consult with independent legal counsel, without undue coercion, duress or unconscionability.

       ARTICLE 6 - REPRESENTATIONS AND WARRANTIES OF TRAVELBYUS AND THE
                                   PURCHASER

6.1  Representations and Warranties of Travelbyus and the Purchaser

Each of the Purchaser and Travelbyus, jointly and severally, represents and warrants to the Vendors as follows and acknowledges and confirms that the Vendors are relying on such representations and warranties in connection with their sale of the Assets:

(a) Organization. Each of the Purchaser and Travelbyus is a corporation duly incorporated and organized and validly existing under the laws of its jurisdiction of incorporation and has the corporate power to own or lease its property, to carry on its business as now being conducted by it and to enter into this Agreement and to perform its obligations hereunder. Each of the Purchaser and Travelbyus is duly qualified as a corporation to do business in each jurisdiction in which the nature of its business or the location of its assets make such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the Purchaser or Travelbyus.

(b) Authorization. The execution and delivery of this Agreement and the consummation of the Transaction have been duly authorized by all necessary corporate action on the part of each of the Purchaser and Travelbyus. This Agreement has been duly authorized, executed and delivered by the Purchaser and Travelbyus and is a legal, valid and binding obligation of each of the Purchaser and Travelbyus, enforceable against the Purchaser and Travelbyus by each of the Vendors in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may only be granted in the discretion of a court of competent jurisdiction.

(c) No Violation. The execution and delivery of this Agreement by the Purchaser and Travelbyus and the consummation of the Transaction will not result in the violation of, or constitute a default under, or conflict with or cause the acceleration of any obligation of the Purchaser or Travelbyus, as the case may be, under:

(i) any Contract to which the Purchaser or Travelbyus is a party or by which the Purchaser or Travelbyus is bound;

(ii) any provision of the constating documents, by-laws or resolutions of the board of directors (or any committee thereof) or shareholders of either the Purchaser or Travelbyus;

(iii) any judgment, decree, order or award of any court, governmental body or arbitrator having jurisdiction over the Purchaser or Travelbyus;

(iv) any licence, permit, approval, consent or authorization held by the Purchaser or Travelbyus or necessary to the operation of their respective businesses; or

(v) any applicable law, statute, ordinance, regulation or rule applicable to the Purchaser and Travelbyus.

(d) Shares. The issued and outstanding shares in the capital of Travelbyus together with the Travelbyus Shares and the common shares into which the Warrants may be exercised form part of a class of shares that are listed and posted for trading on the TSE, the Winnipeg Stock Exchange and the Frankfurt stock exchange.

(e) Regulatory Approvals. No Governmental Authorization is required on the part of Travelbyus and/or the Purchaser in connection with the execution, delivery and performance of this Agreement or any other agreements to be entered into under the terms of this Agreement.

(f) Reporting Issuer Status. Travelbyus is a "reporting issuer" within the meaning of the Securities Act (Alberta), (British Columbia), (Manitoba), (Ontario) and (Quebec) and is not in default of any requirement of applicable laws and no material change relating to Travelbyus has occurred with respect to which the requisite material change report has not been filed and no such disclosure has been made on a confidential basis. No securities commission or similar regulatory authority has issued any order preventing or suspending trading in any securities of Travelbyus or prohibiting the issue and sale of the common shares in the capital of Travelbyus and to the knowledge of the Purchaser and Travelbyus, no such proceedings for such purposes are pending or threatened.

(g) Compliance with Laws; Governmental Authorization. Each of the Purchaser and Travelbyus has complied in all material respects with all laws, statutes, ordinances, regulations, rules, judgments, decrees or orders applicable to each of the Purchaser and Travelbyus.

(h) Litigation. There are no actions, claims, suits or proceedings (whether or not purportedly on behalf of the Purchaser or Travelbyus) pending or, to the best knowledge of the Purchaser and Travelbyus, after due enquiry, threatened against or affecting the Purchaser or Travelbyus at law or in equity or before or by any federal, state, municipal or other governmental department, court, commission, board, bureau, agency or instrumentality, domestic or foreign, or before or by an arbitrator or arbitration board. The Purchaser and Travelbyus are not aware of any ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success.

       ARTICLE 7 - SURVIVAL OF COVENANTS, REPRESENTATIONS AND WARRANTIES

7.1 Survival of Representations and Warranties of the Vendors The representations and warranties of the Vendors contained in this Agreement and in all certificates and documents delivered pursuant to or contemplated by this Agreement shall survive Closing and shall continue in full force and effect for the benefit of the Purchaser and Travelbyus provided however that no Claim in respect thereof shall be valid unless it is made within the following time periods:

(a) in the case of any Claim in respect of a representation or warranty relating to a matter other than a matter relating to title to the Assets, within a period of 24 months from Closing;

(b) in the case of any Claim in respect of a representation or warranty relating to title of any of the Vendors to the Assets there shall be no time limit within which such a Claim may be made; and

(c) in the case of any Claim in respect of any representation or warranty including fraud or fraudulent misrepresentation subject only to applicable limitations imposed by law;

and any such Claim as aforesaid shall be made in accordance with the provisions set forth in Article 13, and upon the expiry of the relevant limitation period referred to in clauses (a) and (c) above, the Vendors shall have no further liability to the Purchaser and Travelbyus with respect to the representations and warranties referred to in such clauses, respectively, except in respect of Claims which have theretofor been made in accordance with the provisions set forth above. The survival of such representations and warranties shall continue for the applicable limitation period notwithstanding any investigation made by or on behalf of the Purchaser and/or Travelbyus.

7.2  Survival of Representations and Warranties of the Purchaser and Travelbyus

The representations and warranties of the Purchaser and Travelbyus contained in this Agreement and in all certificates and documents delivered pursuant to or contemplated by this Agreement shall survive Closing and shall continue in full force and effect for the benefit of the Vendors provided however that no Claim in respect thereof shall be valid unless it is made within the following time periods:

(a) in the case of any Claim in respect of a representation or warranty relating to a matter other than (b) below, within the period during which the Purchaser and Travelbyus are obligated to make any Royalty payments pursuant to this Agreement; and

(b) in the case of any claim in respect of any representation or warranty including fraud or fraudulent misrepresentation subject only to applicable limitations imposed by law;

and any such claim as aforesaid shall be made in accordance with the provisions set forth in Article 13, and upon the expiry of the relevant limitation period referred to in clause (a) and (b) above, the Purchaser and Travelbyus shall have no further liability to the Vendors with respect to the representations and warranties referred to in such clauses, respectively, except in respect of Claims which have theretofor been made in accordance with the provisions set forth above. The survival of such representations and warranties shall continue for the applicable limitation period notwithstanding any investigation made by or on behalf of the Vendors.

                        ARTICLE 8 - ROYALTY PROVISIONS

8.1  Payment of Royalty

During the Royalty Period the Purchaser shall pay to the Vendors, in care of the Vendors' Agent a royalty in an amount equal to US$0.10 per good faith consumer call placed to the Numbers from any location, irrespective of call duration (the "Royalty"). For greater certainty and without limitation, a good faith consumer call shall be any call that is placed to the Numbers other than by or on behalf of the Vendors in a manner that is could reasonably be deemed to be designed to artificially inflate the Royalty.

8.2  Royalty Period

From and after the Royalty Opportunity Period Date, the Vendors, in care of the Vendors' Agent, and on 45 days' prior written notice to the Purchaser, shall select the Royalty Period (the "Royalty Period Notice") which shall commence;
(i) from and after the Call Volume Requirement Date, at any time between one year prior to and one year following the Call Volume Requirement Date; or (ii) from and after February 7, 2000, at any time, including for greater certainty and without limitation, at any time up to one year prior to the date of the LOI. Notwithstanding the foregoing it is understood and agreed that in no event shall the Royalty Period commence later than the first day of the seventh year from and after the Royalty Opportunity Period.

8.3  Royalty Payments

Subject to the provisions of section 8.6, during the Royalty Period, the Purchaser shall pay the Royalty within 30 days following each quarter of the Royalty Period, such payments to be made on or before the last day of each of April, July, October and January. For greater certainty and without limitation, should the Royalty Period be selected and commence on a retroactive basis pursuant to the terms and conditions of this Agreement, the payment of the then outstanding Royalty payments shall be made by the Purchaser within 30 days following the end of the quarter in which the Royalty Period Notice has been delivered to the Purchaser.

8.4  Dealing With The Vendors' Agent

For the purposes of this Article 8, the Purchaser shall be entitled to deal only with the Vendors' Agent for and on behalf of the Vendors, as irrevocable agent and for and on behalf of the Vendors. Any and all actions and/or decisions required to be taken by the Vendors and notices to be delivered to or by the Vendors shall be taken and/or delivered to or by the Vendors' Agent and the Purchaser shall not be bound to inquire as to whether the Vendors' Agent has the authority to bind and to act for and on behalf of the Vendors, such authority to bind and to act for and on behalf of the Vendors being evidenced by the execution by the Parties of this Agreement. For greater certainty and without limitation, the Purchaser shall not be obligated to take notice of or to act upon any transfer of rights in to and to the Royalty as between the Vendors and/or as between the Vendors and third Persons.

8.5  Provision of Call Detail

Commencing on Closing and to be effective up to and including the month following the last day of the Royalty Period, each month, immediately following the Purchaser's receipt of its telephone bill for all calls placed to the Numbers for the previous month, the Purchaser shall provide the Vendors with a certified true copy of the said telephone bill (the "Telephone Bill") including all call detail reflecting the total numbers of Calls received by the Numbers for the applicable month. The Purchaser shall also use all reasonable efforts to ensure that the Purchaser's carrier with respect to the Numbers, on a monthly basis, forwards to the Vendors, in care of the Vendors' Agent, a duplicate copy of the Telephone Bills.

8.6  Right to Verification

Subject to the provisions of section 9.3, until such time as all Royalty payments to be made under this Agreement have been made in cash, the Vendors, in care of the Vendors' Agent, shall, upon 21 days prior written notice given by the Vendors' Agent to the Purchaser, have the right to review any and all books or records of the Purchaser related to the Numbers and/or the calculation of the Royalty as provided for herein at their own sole risk, cost and expense.

8.7  Right to Transfer

After Closing, the Purchaser shall have the right to assign this Agreement to an arm's length third party, subject to the prior written consent of the Vendors, in care of the Vendors' Agent, such consent not to be unreasonably withheld or delayed. From and after the assignment, the third party transferee shall bear the sole responsibility for making the Royalty payments as contemplated by this Agreement. It is understood and agreed that as a condition to the grant of the approval to the transfer by the Purchaser to an arm's length third party, such arm's length third party shall be required to execute a covenant to and in favour of the Vendors, in care of the Vendor's Agent, reaffirming its obligation to forcefully and aggressively advertise the Numbers and to use the Numbers in all advertising. Notwithstanding the foregoing, the Purchaser shall have the right to assign this Agreement to an affiliate or associate (as defined in the Business Corporations Act, Ontario) on prior written notice to the Vendors, in care of the Vendors' Agent.

        ARTICLE 9 - COVENANTS OF THE PURCHASER AND PUT AND CALL RIGHTS


9.1  Agreement to Market

The Purchaser and Travelbyus agree that, subject to the provisions of section 9.3, until such time as all Royalty payments to be made under this Agreement have been paid, in cash, the Purchaser and Travelbyus shall; (i) aggressively market and extensively advertise the Numbers; (ii) exclusively use the Numbers in all travel advertising, including without limitation, all internet advertising and co-operative advertising; and (iii) at their own sole cost and expense, immediately take all necessary steps to enforce and protect the Intellectual Property including without limitation, the service marks from and against claims of third Persons, provided that such enforcement and protection shall not extend to any claims of third persons existing as at the date of this Agreement, which obligation shall remain the collective responsibility of the Vendors.

9.2  Deemed Call Right

If the Purchaser fails to satisfy the Performance Criteria in accordance with the schedule set forth in Section 1.1. "Performance Criteria", of this Agreement and failing mutual agreement of the Parties to the contrary, the Vendors shall be deemed to have exercised their automatic right to call the Assets and without any further or other act of any Party, the Purchaser shall transfer the Assets to the Vendors, in care of the Vendors' Agent and the Purchaser shall execute any and all such deeds, documents, instruments and assurances as shall be required by the Vendors, in care of the Vendors' Agent, to effect such transfer in order to give full force and effect to the provisions of this section 9.2. Forthwith upon any such transfer, the obligation of the Purchaser to make Royalty payments pursuant to Article 8 hereof shall cease and terminate.

9.3  Put Right

Notwithstanding the provisions of section 9.2, in the event the Purchaser and/or Travelbyus shall at any time and from time to time determine that they shall no longer seek to utilize the Numbers in their respective business operations and/or that the Purchaser and/or Travelbyus shall no longer seek to aggressively market and extensively use the Numbers in all travel advertising as provided in section 9.1 hereof, on 180 days' prior written notice to the Vendors, in care of the Vendors' Agent, the Purchaser shall have the right to transfer the Assets to the Vendors, in care of the Vendor's Agent, (at and effective as of a date to be 10.1selected by the Purchaser and Travelbyus in such written notice) and the Purchaser shall execute any and all such deeds, documents, instruments and assurances as shall be required by the Vendors, in care of the Vendors' Agent, to effect such transfer in order to give full force and effect to the provisions of this section 9.3. Forthwith upon any such transfer, the obligation of the Purchaser to make Royalty payments pursuant to Article 8 hereof shall cease and terminate. Notwithstanding the foregoing, in the event the Purchaser and/or Travelbyus wish to return the Numbers to the Vendors, the Vendors, as advised by the

Vendors' Agent, shall have the unilateral right to require the return of the Numbers within 45 days after receipt of the said written notice from the Purchaser.

10   CONFIDENTIALITY, NON-SOLICITATION AND NON-COMPETITION

10.1 Acknowledgement

The Purchaser and Travelbyus acknowledge and agree that the Vendors are the owners of the Maintained Numbers.

10.2      Confidentiality

The Vendors jointly and severally agree that all confidential records, material, information and all trade secrets concerning the business or affairs of the Purchaser obtained by the Vendors pursuant to the provisions of Article 8 shall remain the exclusive property of the Purchaser and Travelbyus. The Vendors shall not divulge the contents of such confidential records, material, information or trade secrets to any person, firm or corporation other than to the Purchaser and/or Travelbyus or the qualified executives of the Purchaser and/or Travelbyus and any arbitrator/court pursuant to the provisions of section
1.7. This section shall not apply to any confidential records, material, information or trade secrets which:

(a)  is or becomes publicly known through the lawful action of any third party;

(b)  is disclosed without restriction to the Vendors by a third party;

(c) is known by the Vendors prior to its disclosure by the Purchaser and/or Travelbyus;

(d) is subsequently developed by the Vendors, independently of records, material, information and trade secrets supplied to the Vendors by the Purchaser and/or Travelbyus;

(e) has been made available by the Purchaser and/or Travelbyus directly or indirectly to a third party without obligation of confidentiality; or

(f) the Vendors are obligated to produce as a result of a court order or pursuant to governmental action, provided that the Purchaser and/or Travelbyus shall have been given written notice of such court order or governmental action and an opportunity to appear and object.

10.3      Non-solicitation

The Vendors jointly and severally covenant and agree with the Purchaser and Travelbyus that prior to the date upon which the Purchaser has satisfied all obligations to make Royalty payments, pursuant to Article 8 hereof, they shall not:

(a) directly or indirectly solicit, interfere with or endeavour to direct or entice away from the Purchaser or Travelbyus any person, firm or company who is or within the preceding year has been a customer, client or otherwise in the habit of dealing with the Purchaser or Travelbyus; or

(b) interfere with, entice away or otherwise attempt to induce the termination of employment of any employee of the Purchaser or Travelbyus.

10.4      Non-competition

Notwithstanding the provisions of section 10.1 and given the agreements and covenants of the Purchaser and Travelbyus in section 9.1, the Vendors jointly and severally covenant and agree with the Purchaser and Travelbyus that they will not (without the prior written consent of the Purchaser and Travelbyus) directly or indirectly, in any manner whatsoever, including without limitation, either individually or in partnership or jointly or in conjunction with any other person or persons, firm, association, syndicate, company or corporation, as principal, agent, shareholder, executive or in any other manner whatsoever during the currency of this Agreement carry on or be engaged in any business with the Maintained Numbers or otherwise, within North America which is competitive with the business of the Purchaser with respect to the Numbers (a "Competitive Business") that aggressively advertise the Maintained Numbers using major media advertising so as to substantially compromise and/or significantly interfere with the business of the Purchaser or Travelbyus or be concerned with or interested in or lend money to, guarantee the debts or obligations of or permit their respective names or any part thereof to be used by any person, persons, firm, association, syndicate, company or corporation engaged or concerned with or interested in a Competitive Business that aggressively advertise the Maintained Numbers using major media advertising so as to substantially compromise and/or significantly interfere with the business of the Purchaser or Travelbyus. Notwithstanding the provisions of this section 10.4, the Vendors may invest in stocks, bonds or other securities in any Competitive Business (but without participating in such Competitive Business) if:

(a) the stocks, bonds or other securities of the Competitive Business are listed on any national or regional securities exchange or are publicly traded over the counter;

(b) their investment in the Competitive Business does not exceed, in the case of any class of capital stock, five percent of the issued and outstanding shares, or in the case of bonds or other securities, five percent of the aggregate principal amount thereof issued and outstanding; and

(c) such investment would not prevent, directly or indirectly, the transaction of business by the Purchaser and/or Travelbyus with any federal, state or provincial government of Canada or the United States of America or any governmental subdivision, agency or instrumentality thereof by virtue of any statute, law, regulation or administrative practice.


                             ARTICLE 11 - EXPENSES

11.1      Expenses

All costs and expenses (including fees and disbursements of legal counsel and accountants) incurred in connection with this Agreement and the Transaction shall be borne by the Party incurring such expenses.

11.2      Attorney's Fees

In the event that legal action is required to enforce any of the provisions of this Agreement, it is agreed that the prevailing party shall be entitled to recover from the other party, the actual costs and expenses of such proceedings, including without limitation, actual attorney's fees, so long as all costs are incurred in good faith.

                       ARTICLE 12- CONDITIONS OF CLOSING

12.1 Conditions Of Closing In Favour Of The Purchaser And Travelbyus

The purchase and sale of the Assets is subject to the following terms and conditions for the exclusive benefit of the Purchaser and Travelbyus, to be performed or fulfilled at or prior to the Time of Closing:

(a) Covenants. All of the terms, covenants and conditions of this Agreement to be complied with or performed by the Vendors at or before the Time of Closing shall have been complied with or performed.

(b) Receipt of Closing Documents. All instruments of conveyance and other documentation relating to the transfer, assignment and sale of the Assets including without limitation, assignments of the Contracts and the Intellectual Property (and consents thereto where required), bills of sale and documentation relating to the authorization and completion of the purchase and sale of the Assets and the taking of all actions and proceedings (corporate or otherwise) on or prior to Closing in connection with the performance by each of the Vendors of their obligations under this Agreement shall be satisfactory to the Purchaser and Travelbyus and their counsel, acting reasonably and the Purchaser and Travelbyus shall have received copies of all such other documentation or other evidence as the Purchaser and Travelbyus may reasonably request in order to establish the consummation of the Transaction by each of the Vendors of all corporate proceedings in connection herewith and compliance with the terms, warranties and conditions hereof in form and substance satisfactory to the Purchaser and Travelbyus and their counsel acting reasonably.

(c) Regulatory Consents. There shall have been obtained from all appropriate federal, state, municipal or other governmental or administrative bodies such Licences and authorizations as are required to be obtained by each of the Vendors to permit the completion of the Transaction in form and substance satisfactory to the Purchaser and Travelbyus, acting reasonably.

(d) No Action or Proceeding. No legal or regulatory action or proceeding shall be pending or threatened by any person to enjoin, restrict or prohibit the purchase and sale of the Assets contemplated hereby.

(e) Legal Matters. All actions, proceedings, instruments and documents required to implement this Agreement, or instrumental thereto shall have been approved as to form and legality by counsel for the Purchaser and Travelbyus, acting reasonably.

If any of the conditions precedent contained in this section 12.1 shall not be performed or fulfilled at or prior to the Time of Closing to the satisfaction of the Purchaser and Travelbyus, acting reasonably, the Purchaser and Travelbyus may, by notice to the Vendors terminate this Agreement and the obligations of the Vendors as well as the obligations of the Purchaser and Travelbyus under this Agreement. Any such condition may be waived in whole or in part by the Purchaser and Travelbyus without prejudice to any claims they may have for breach of covenant, representation or warranty.

12.2 Conditions of Closing in Favour of the Vendors

The sale and purchase of the Assets is subject to the following terms and conditions for the exclusive benefit of the Vendors, to be performed or fulfilled at or prior to the Time of Closing:

(a) Covenants. All of the terms, covenants and conditions of this Agreement to be complied with or performed by the Purchaser and Travelbyus at or before the Time of Closing shall have been complied with or performed.

(b) Receipt of Closing Documents. All instruments of conveyance and other documentation relating to the transfer, assignment and sale of the Assets including without limitation, assignments of the Contracts and the Intellectual Property (and consents thereto where required), bills of sale and documentation relating to the authorization and completion of the purchase and sale of the Assets. the taking of all actions and proceedings (corporate or otherwise) on or prior to Closing in connection with the performance by the Purchaser and Travelbyus of their obligations under this Agreement shall be satisfactory to the Vendors and their counsel, acting reasonably and the Vendors shall have received copies of all such other documentation or other evidence as the Vendors may reasonably request in order to establish the consummation of the Transaction by the Purchaser and Travelbyus, of all corporate proceedings in connection herewith and compliance with the terms, warranties and conditions hereof in form and substance and satisfactory to the Vendors and their counsel acting reasonably.

(c) Regulatory Consents. There shall have been obtained from all appropriate federal, state, municipal or other governmental or administrative bodies such licences and authorizations as are required to be obtained by the Purchaser and Travelbyus to permit the completion of the Transaction, in form and substance satisfactory to the Vendors, acting reasonably.

(d) No Action or Proceeding. No legal or regulatory action or proceeding shall be pending or threatened by any person to enjoin, restrict or prohibit the purchase and sale of the Assets contemplated hereby.

(e) Legal Matters. All actions, proceedings, instruments and documents required to implement this Agreement or instrumental hereto, shall have been approved as to form and legality by counsel for the Vendors, acting reasonably.

If any of the conditions precedent contained in this section 12.2 shall not be performed or fulfilled at or prior to the Time of Closing to the satisfaction of the Vendors acting reasonably, the Vendors may, by notice to the Purchaser and Travelbyus terminate this Agreement as well as the obligations of the Vendors and the obligations of the Purchaser and Travelbyus under this Agreement. Any such condition may be waived in whole or in part by the Vendors without prejudice to any claims they may have for breach of covenant, representation or warranty.

                         ARTICLE 13 - INDEMNIFICATION

13.1 Indemnification by the Vendors

Each of the Vendors jointly and severally agree to indemnify and save harmless Travelbyus and the Purchaser without duplication from all Losses suffered or incurred by Travelbyus and the Purchaser as a result of or arising directly or indirectly out of or in connection with:

(a) any breach by the Vendors of or any inaccuracy of any representation or warranty of such Vendors contained in this Agreement or in any agreement, certificate or other document delivered pursuant hereto;

(b) any breach or non-performance by the Vendors of any covenant to be performed by them that is contained in this Agreement or in any agreement, certificate or other document delivered pursuant hereto.

13.2 Indemnification by Travelbyus and the Purchaser

The Purchaser and Travelbyus jointly and severally indemnify and save harmless each of the Vendors without duplication from all Losses suffered or incurred by the Vendors as a result of or arising directly or indirectly out of or in connection with:

(a) any breach by the Purchaser or Travelbyus of or any inaccuracy of any representation or warranty contained in this Agreement or in any agreement, instrument, certificate or other document delivered pursuant hereto;

(b) any breach or non-performance by the Purchaser or Travelbyus of any covenant to be performed by them that is contained in this Agreement or in any agreement, certificate or other document delivered pursuant hereto.

13.3 Notice of Claim

In the event that a Party (the "Indemnified Party") shall become aware of any Claim in respect of which the other Party (the "Indemnifying Party") agreed to indemnify the Indemnified Party pursuant to this Agreement, the Indemnified Party shall promptly give written notice thereof to the Indemnifying Party. Such notice shall specify whether the Claim arises as a result of a claim by a person against the Indemnified Party (a "Third Party Claim") or whether the Claim does not so arise (a "Direct Claim") and shall also specify with reasonable particularity (to the extent that the information is available) the factual basis for the Claim and the amount of the Claim, if known. If, through the fault of the Indemnified Party, the Indemnifying Party does not receive notice of a Claim in time to effectively contest the determination of any liability susceptible of being contested, the Indemnifying Party shall be entitled to set off against the amount claimed by the Indemnified Party the amount of any Losses incurred by the Indemnifying Party resulting from the Indemnified Party's failure to give such notice on a timely basis.

13.4 Direct Claims

With respect to any Direct Claim, following receipt of notice from the Indemnified Party of the Claim, the Indemnifying Party shall have 30 days to make such investigation of the Claim as is considered necessary or desirable. For the purpose of such investigation, the Indemnified Party shall make available to the Indemnifying Party the information relied upon by the Indemnified Party to substantiate the Claim, together with all such other information as the Indemnifying Party may reasonably request. If both Parties agree at or prior to the expiration of such 30 day period (or any mutually agreed upon extension thereof) to the validity and amount of such Claim, the Indemnifying Party shall immediately pay to the Indemnified Party the full agreed upon amount of the Claim.

13.5 Third Party Claims

With respect to any Third Party Claim, the Indemnifying Party shall have the right, at its expense, to participate in or assume control of, the negotiation, settlement or defence of the Claim and, in such event, the Indemnifying Party shall reimburse the Indemnified Party for the Indemnified Party's out-of-pocket expenses incurred up to the point the Indemnifying Party assumed such control. If the Indemnifying Party elects to assume such control, the Indemnified Party shall have the right to participate in the negotiation, settlement or defence of such Third Party Claim and to retain counsel to act on its behalf, provided that the fees and disbursements of such counsel shall be paid by the Indemnified Party unless the Indemnifying Party consents to the retention of such counsel or unless the named parties to any action or proceeding include both the Indemnifying Party and the Indemnified Party and a representation of both the Indemnifying Party and the Indemnified Party by the same counsel would be inappropriate due to the actual or potential differing interests between them (such as the availability of different defense). If the Indemnifying Party, having elected to assume such control, thereafter fails to defend the Third Party Claim within a reasonable time, the Indemnified Party shall be entitled to assume such control and the Indemnifying Party shall be bound by the results obtained by the Indemnified Party with respect to such Third Party Claim. If any Third Party Claim is of a nature such that the Indemnified Party is required by applicable law to make a payment to any person (a "Third Party") with respect to the Third Party Claim before the completion of settlement negotiations or related legal proceedings, the Indemnified Party may make such payment with the written consent of the Indemnifying Party and the Indemnifying Party shall, forthwith after demand by the Indemnified Party, reimburse the Indemnified Party for such payment. If the amount of any liability of the Indemnified Party under the Third Party Claim in respect of which such a payment was made, as finally determined, is less than the amount that was paid by the Indemnifying Party to the Indemnified Party, the Indemnified Party shall, forthwith after receipt of the difference from the Third Party, pay the amount of such difference to the Indemnifying Party.

13.6 Settlement of Third Party Claims

If the Indemnifying Party assumes control of the defence of any Third Party Claim, the Indemnifying Party shall have the exclusive right to contest, settle or pay the amount claimed, provided that the Indemnifying Party shall not settle any Third Party Claim without the written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed; provided however that the liability of the Indemnifying Party shall be limited to the proposed settlement amount if any such consent is not obtained for any reason. If the Indemnified Party assumes control of the defence of any Third Party Claim, the Indemnified Party shall have the exclusive right to contest, settle or pay the amount claimed, provided that the Indemnified Party shall not settle any Third Party Claim without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed; provided however that the liability of the Indemnified Party shall be limited to the proposed settlement amount if any such consent is not obtained for any reason.

13.7 Co-operation

The Indemnified Party and the Indemnifying Party shall co-operate fully with each other with respect to Third Party Claims, and shall keep each other fully advised with respect thereto (including supplying copies of all relevant documentation as promptly as it becomes available).

                          ARTICLE 14 - MISCELLANEOUS

14.1 Notices

Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be delivered in person, transmitted by telecopy or by similar means of recorded electronic communication as follows:

     (a)  if to the Vendors:

          c/o John M. Elliott
          6 Medlar
          Irvine California 92618

     (b)  if to the Purchaser or Travelbyus:
          204 - 3237 King George Highway
          South Surrey, BC V4P 1BY
          Attention:       Bill Kerby
          Telecopier No.:  (604) 541-2450

          with a copy to:

          Cassels Brock & Blackwell
          Barristers and Solicitors
          Scotia Plaza, Suite 2100
          40 King Street West
          Toronto ON  M5H 3C2

          Attention:       John H. Craig
          Telecopier No.:  (416) 360-8877

Any such notice or communication shall be deemed to have been given and received on the day on which it was delivered by overnight courier of recognized standing or transmitted by facsimile transmission if confirmation of receipt is received (or if such day is not a Business Day, on the next following Business Day). Any Party may at any time change its address for service from time to time by giving notice to the other Parties in accordance with this section 14.1.

14.2 Public Notices

All public notices to third persons and all other publicity concerning the Transaction shall be jointly planned and co-ordinated by the Vendors, Travelbyus and the Purchaser and no Party shall act unilaterally in this regard without the prior approval of the other Parties, such approval not to be unreasonably withheld, except: where required to do so by law or by the applicable regulations or policies of any regulatory agency of competent jurisdiction or any stock exchange in circumstances where prior consultation with the other Parties is not practicable.

14.4 Counterparts And Facsimile

This Agreement may be executed in counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF this Agreement has been executed by the parties hereto.


                              TRAVELBYUS.COM LTD.

                              Per: /s/  Bill Kerby
                                   ----------------------------



                              EXPRESS VACATIONS INCORPORATED

                              Per: /s/ Bill Kerby
                                   ----------------------------


                              /s/  John M. Elliott
                              ---------------------------------
                              JOHN M. ELLIOTT

                              /s/  Charles Farrell
                              ---------------------------------
                              CHARLES FARRELL

                              /s/  Peter Adam
                              ---------------------------------
                              PETER ADAM

                              /s/  Gene Koch
                              ---------------------------------
                              GENE KOCH